Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-188893, 333-183412, 333-101642, 33-65321, 333-04661, 333-105858 and 333-118213) of Gentex Corporation of our report dated November 13, 2013 relating to the combined financial statements of the HomeLink® Business of Johnson Controls, Inc., which appears in the Current Report on Form 8‑K of Gentex Corporation dated December 9, 2013.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 9, 2013